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As filed with the Securities and Exchange Commission on November 8, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FTS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	30-0780081 (I.R.S. Employer Identification No.)
777 Main Street, Suite 2900 Fort Worth, Texas (Address of principal executive offices)	76102 (Zip code)

Registrant's telephone number, including area code: (817) 862-2000

Michael J. Doss
Chief Executive Officer
FTS International, Inc.
777 Main Street, Suite 2900
Fort Worth, Texas 76102
(817) 862-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

The Commission is requested to mail copies of all orders, notices and communications to:

Charles T. Haag
Justin S. Reinus
Winston & Strawn LLP
2121 N. Pearl Street, Suite 900
Dallas, Texas 75201
(214) 453-6500

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

           If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

           If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

           If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee

Common Stock, par value $0.01 per share	76,396,159	$1.43	$109,246,507.37	$14,180.20

(1)
Estimated in accordance with Rule 457(c) under the Securities Act based on the average high and low prices of the Common Stock as reported on the New York Stock Exchange on November 6, 2019 solely for the purpose of calculating the registration fee.

           The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the "Securities Act"), or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell the securities until the registration statement containing this prospectus filed with the Securities Exchange Commission is effective.

SUBJECT TO COMPLETION DATED NOVEMBER 8, 2019

PROSPECTUS

FTS International, Inc.

76,396,159 Shares of Common Stock

        This prospectus relates to the offer and sale, from time to time, of up to 76,396,159 shares of common stock of FTS International, Inc. (the "Company," "we," "our" or "us") by the selling stockholders identified in this prospectus, or their permitted transferees.

        The selling stockholders identified in this prospectus, or their permitted transferees, may offer and sell the shares of common stock covered by this prospectus from time to time in amounts, at prices and on terms that will be determined at the time of the offering. This prospectus provides you with a general description of the common stock and the general manner in which the selling stockholders may offer the common stock. The specific terms of any transactions in these shares of common stock will be provided in one or more supplements to this prospectus that describe, among other things, the specific amounts and prices of the common stock being offered and the terms of the offering. You should read this prospectus and the applicable supplements carefully before you invest.

        Our registration of the common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any shares of our common stock, and we will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders under this prospectus.

        Our common stock is listed on the New York Stock Exchange under the symbol "FTSI." On November 6, 2019, the last reported price of our common stock was $1.38 per share.

        Investing in our common stock involves risks. See "Risk Factors" on page 5 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined in this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2019.

        Neither we nor the selling stockholders have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus. This prospectus, any accompanying prospectus supplement or any applicable free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement, the documents incorporated herein or therein by reference and any applicable free writing prospectus is accurate as of any date other than the date of each such document, unless the information specifically indicates that another date applies.

ii

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf registration process, the selling stockholders named in this prospectus may, from time to time, offer and sell up to 76,396,159 shares of our common stock. We will not receive any proceeds from the sale of the shares of common stock offered by the selling stockholders.

        This prospectus provides you with a general description of the common stock the selling stockholders may offer. The specific terms of any transactions in these shares of common stock will be provided in one or more supplements to this prospectus that describe, among other things, the specific amounts and prices of the common stock being offered and the terms of the offering. A prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement or free writing prospectus, including all documents incorporated herein or therein by reference, together with additional information under the heading "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents incorporated herein by reference, contains "forward-looking statements" within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this prospectus or in the documents incorporated herein by reference are forward-looking statements. Forward-looking statements refer to our current expectations and projections relating to our financial conditions, results of operations, plans, objectives, strategies, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "assume," "believe," "can have," "contemplate," "continue," "could," "design," "due," "estimate," "expect," "goal," "intend," "likely," "may," "might," "objective," "plan," "predict," "project," "potential," "seek," "should," "target," "will," "would" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operational performance or other events. For example, all statements we make relating to our estimated and projected costs, expenditures and growth rates, our plans and objectives for future operations, growth or initiatives or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expect and, therefore, you should not unduly rely on such statements. The risks that could cause these forward-looking statements to be inaccurate include, but are not limited to:

  •
  a decline in domestic spending by the onshore oil and natural gas industry;

  •
  volatility in oil and natural gas prices;

  •
  customers' inability to maintain or increase their reserves going forward;

  •
  deterioration in general economic conditions or a weakening of the broader energy industry;

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  the competitive nature of the industry in which we conduct our business;

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  the effect of a loss of, or financial distress of, one or more significant customers;

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  nonpayment by customers we extend credit to;

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  demand for services in our industry;

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  actions of OPEC, its members and other state-controlled oil companies relating to oil price and production controls;

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  a decline in demand for proppant;

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  our inability to employ a sufficient number of key employees, technical personnel and other skilled or qualified workers;

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  the occurrence of a significant event or adverse claim in excess of the insurance coverage we maintain;

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  fines or penalties (administrative, civil or criminal), revocations of permits, or issuance of corrective action orders for noncompliance with health, safety and environmental laws and regulations;

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  changes in laws and regulations which impose additional requirements or restrictions on business operations;

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  federal, state and local regulation of hydraulic fracturing and other oilfield service activities, as well as exploration and production ("E&P") activities, including public pressure on governmental bodies and regulatory agencies to regulate our industry;

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  existing or future laws and regulations related to greenhouse gases and climate change;

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  our ability to obtain permits, approvals and authorizations from governmental and third parties, and the effects of or changes to U.S. and foreign government regulation;

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  restrictions on drilling activities intended to protect certain species of wildlife;

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  conservation measures and technological advances which reduce demand for oil and natural gas;

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  the level of global and domestic oil and natural gas inventories;

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  the price and availability of alternative fuels and energy sources;

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  the discovery rates of new oil and natural gas reserves;

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  limitations on construction of new natural gas pipelines or increases in federal or state regulation of natural gas pipelines;

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  the availability of water resources, suitable proppant and chemicals in sufficient quantities for use in hydraulic fracturing fluids;

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  the cost of exploring for, developing, producing and delivering oil and natural gas;

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  third party claims for possible infringement of intellectual property rights;

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  introduction of new drilling or completion techniques, or services using new technologies subject to patent or other intellectual property protections;

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  lead times associated with acquiring equipment and products and availability of qualified personnel;

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  loss or corruption of our information or a cyberattack on our computer systems;

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  one or more of our directors may not reside in the United States limiting the ability of investors from obtaining or enforcing judgments against them;

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  adverse weather conditions causing stoppage or delay in operations;

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  a terrorist attack or armed conflict disrupting operations;

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  geopolitical developments and political instability in oil and natural gas producing countries;

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  our ability to utilize our net operating losses;

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  our inability to service our debt obligations and to repay or refinance our debt in a timely manner, on favorable terms, or at all;

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  adverse effects on our financial strategy and liquidity;

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  increases in interest rates; and

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  uncertainty in capital and commodities markets and the ability of oil and natural gas producers to raise equity capital and debt financing.

        We make many of our forward-looking statements based on our operating budgets and forecasts, which are based upon detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results.

        See the "Risk Factors" section of this prospectus and any applicable prospectus supplement as well as all risk factors described in the documents incorporated herein by reference, including, without limitation, our most recent Annual Report on Form 10-K filed with the Securities Exchange Commission, for a more complete discussion of the risks and uncertainties mentioned above and for discussion of other risks and uncertainties we face that could cause our forward-looking statements to be inaccurate. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this prospectus and hereafter in our other Securities and Exchange Commission filings and public communications. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

        We caution you that the risks and uncertainties identified by us may not be all of the factors that are important to you. Furthermore, the forward-looking statements included in this prospectus are made only as of the date hereof. We undertake no obligation to publically update or revise any forward-looking statement as a result of new information, future events or otherwise, expect as required by law; provided, however, any further disclosures made on related subjects in subsequent documents incorporated by reference in this prospectus should be consulted.

RISK FACTORS

        Investing in our common stock involves risks. Before making any investment decision, you should carefully consider the specific risk factors described under the heading "Risk Factors" in our most recent Annual Report on Form 10-K and in our most recent Quarterly Reports on Form 10-Q, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference. Our business, financial conditions or results of operations could be materially adversely affected by any of these risk as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our common stock could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

THE COMPANY

        The Company was originally formed in 2000. In 2011, our prior majority owners sold their interests to a newly formed Delaware limited liability company controlled by an investor group comprised mainly of Maju Investments (Mauritius) Pte Ltd ("Maju"), CHK Energy Holdings, Inc. ("CHK") and Senja Capital Ltd ("Senja").

        We are one of the largest providers of hydraulic fracturing services in North America. Our services stimulate hydrocarbon flow from oil and natural gas wells drilled by E&P companies primarily in shale resource formations. We had 1.7 million total hydraulic horsepower across 34 fleets, with 18 fleets active as of September 30, 2019. Subsequent to September 30, 2019, we decided to dispose of certain idle equipment that will reduce our capacity to 1.4 million total hydraulic horsepower across 28 fleets. We operate in five major basins in the United States: the Permian Basin, the SCOOP/STACK Formation, the Marcellus/Utica Shale, the Eagle Ford Shale and the Haynesville Shale.

        We manufacture and refurbish many of the components used by our fleets, including consumables, such as fluid-ends. We also perform substantially all the maintenance, repair and refurbishment of our hydraulic fracturing fleets, including the reactivation of idle equipment. Our cost to produce components and reactivate fleets is significantly less than the cost to purchase comparable quality components and fleets from third-party suppliers. In addition, our capabilities allow us to perform full-scale refurbishments of our fracturing units, including refurbishing the engines and transmissions, at a cost that is approximately half the cost of utilizing an original equipment manufacturer or outside supplier.

        We designed and assembled all of our existing fleets using internal resources and are able to assemble new fleets internally at a substantial discount to the cost of buying them new from third-party providers. We have a uniform fleet of high-horsepower hydraulic fracturing equipment, designed for completions work in oil and natural gas basis requiring high levels of pressure, flow rate and sand intensity. The standardized, "plug and play" nature of our fleet provides us with several advantages including: reduced repair and maintenance costs; reduced inventory costs; the ability to redeploy equipment among operating basins; and reduced complexity in our operations, which improves our safety and operational performance.

        Our large scale and culture of innovation allows us to take advantage of leading technological solutions. We have been a fast adopter of new technologies focused on: increasing fracturing effectiveness of our customers; reducing the operating costs of our equipment; and enhancing the health, safety and environmental conditions at our well sites, which is at the core of our operations.

        For more information about our business, please refer to the "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of our most recent

Annual Report on Form 10-K filed with the Securities and Exchange Commission and incorporated by reference in this prospectus.

        Our principal executive office is located at 777 Main Street, Suite 2900, Fort Worth, Texas 76102, and our telephone number is (817) 862-2000. Our website address is www.ftsi.com. Information on our website is not a part of this prospectus.

 USE OF PROCEEDS

        The shares of common stock offered hereby are being registered for the account of the selling stockholders identified in this prospectus. See "Selling Stockholders." All net proceeds from the sale of the shares of common stock will go to the selling stockholders. We will not receive any part of the proceeds from such sale of our common stock.

 SELLING STOCKHOLDERS

Beneficial Ownership

        Up to 76,396,159 shares of our common stock may be offered for resale by the selling stockholders under this prospectus. The following table sets forth the number of shares of common stock being offered by the selling stockholders, including their permitted transferees, based on the assumptions that: (i) all shares registered for sale by this registration statement will be sold by or on behalf of the selling stockholders; and (ii) no other shares of common stock will be acquired prior to completion of this offering by the selling stockholders. The following table also sets forth the number of shares known to us, based upon information supplied by the selling stockholders, to be beneficially owned by the selling stockholders as of November 1, 2019. The selling stockholders are not making any representation that any shares covered by this prospectus will be offered for sale. The selling stockholders may sell all, some or none of their shares of common stock in future offerings under this prospectus; provided, however, for purposes of the table below, we assume that all of the shares covered by this prospectus will be sold.

        We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Under these rules, beneficial ownership includes any shares of common stock as to which the person or the entity has sole or shared voting power or investment power. Unless otherwise indicated below, to our knowledge, all persons or entities named in the table have sole voting and investment power with respect to the shares of common stock beneficially owned by them. Except as described in the footnotes to the following table and under "Material Relationships with Selling Stockholders" below, none of the persons or entities named in the table has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. The inclusion of any shares of common stock in this table does not constitute an admission of beneficial ownership for the person or entity named below.

        The percentages in the table are based on 107,215,035 shares of common stock outstanding as of November 1, 2019.

Name of selling stockholder	Shares of common stock beneficially owned prior to offering	Percentage of common stock beneficially owned prior to offering	Number of shares available pursuant to this prospectus(9)	Shares of common stock beneficially owned after offering	Percentage of common stock beneficially owned after offering
Maju Investments (Mauritius) Pte Ltd(1)(2)	41,617,144	38.8%	41,617,144	0	0%
CHK Energy Holdings, Inc.(2)(3)	21,998,789	20.5%	21,998,789	0	0%
Senja Capital Ltd(4)(5)(6)	11,895,935	11.1%	11,895,935	0	0%
Hampton Asset Holding Ltd.(5)(7)(8)	884,291	0.8%	884,291	0	0%

(1)
Maju is an indirect wholly owned subsidiary of Temasek Holdings (Private) Limited. The address of Maju is Maju Investments (Mauritius) Pte Ltd, c/o SGG Corporate Services (Mauritius) Ltd, 33, Edith Cavell Street, Port Louis, 11324, Republic of Mauritius.

(2)
On February 1, 2018, the Company entered into an investors' rights agreement with Maju and CHK (the "Maju and CHK Investors' Rights Agreement"). Pursuant to the Maju and CHK Investors' Rights Agreement, Maju and CHK may be deemed to have formed a group pursuant to Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such group could be deemed to have beneficial ownership, for purposes of Sections 13(d) and 13(g) of the Exchange Act, of all equity securities of the Company beneficially owned by such parties. Such parties would, as of November 1, 2019, be deemed to beneficially own an aggregate of 63,615,933 shares (59.3%) of our capital stock. Each stockholder party to the Maju and CHK Investors' Right

  Agreement disclaims beneficial ownership of any shares of our common stock owned by the other stockholder party to the agreement.

(3)
CHK is a subsidiary of Chesapeake Energy Corporation, one of our customers ("Chesapeake"). The address of CHK is CHK Energy Holdings, Inc., 6100 N. Western Avenue, Oklahoma City, Oklahoma 73118.

(4)
Senja is wholly owned by RRJ Capital Master Fund I, L.P., the general partner of which is RRJ Capital Ltd ("RRJ"). The address of Senja is Senja Capital Ltd, CCS Trustees Limited, 263 Main Street, P.O. Box 2196, Road Town, Tortola, British Virgin Islands.

(5)
On February 1, 2018, the Company entered into an investors' rights agreement with Senja and Hampton Asset Holding Ltd. ("Hampton") (the "Senja and Hampton Investors' Rights Agreement" and together with the Maju and CHK Investors' Rights Agreement, the "Investors' Rights Agreements"). Pursuant to the Senja and Hampton Investors' Rights Agreement, Senja and Hampton may be deemed to have formed a group pursuant to Rule 13d-5(b)(1) of the Exchange Act. Such group could be deemed to have beneficial ownership, for purposes of Sections 13(d) and 13(g) of the Exchange Act, of all equity securities of the Company beneficially owned by such parties. Such parties would, as of November 1, 2019, be deemed to beneficially own an aggregate of 12,780,226 shares (11.9%) of our capital stock. Each stockholder party to the Senja and Hampton Investors' Right Agreement disclaims beneficial ownership of any shares of our common stock owned by the other stockholder party to the agreement.

(6)
RJJ Capital Limited's board of directors, consisting of Ong Tiong Sin, Ong Tiong Boon, Eddie Teh Ewe Guan, Rizal Bin Ishak and Kim Young So, exercises voting and investment power over these shares.

(7)
Hampton is wholly owned by Ong Tiong Sin. The address of Hampton is Hampton Asset Holding Ltd., CCS Trustees Limited, 263 Main Street, P.O. Box 2196, Road Town, Tortola British Virgin Islands.

(8)
Ong Tiong Sin, sole stockholder and director of Hampton, has sole voting and investment power over these shares.

(9)
Represents the number of shares being registered on behalf of the selling stockholder pursuant to this registration statement, which may be less than the total number of shares held by the selling stockholder.

Material Relationships with Selling Stockholders

Transactions with Chesapeake

        CHK is one of our largest stockholders and is a wholly owned subsidiary of Chesapeake. We recognized revenue from a subsidiary of Chesapeake for well-completion services in the amount of $92.9 million for the year ended December 31, 2018.

        We are a party to a master service agreement dated July 9, 2012, and a master commercial agreement dated December 24, 2016, with subsidiaries of Chesapeake. These agreements govern the performance of services and the supply of materials or equipment to Chesapeake, the specific terms of which are addressed in subsequent written purchase or work orders. These agreements contain standard terms and provisions, including insurance requirements and confidentiality obligations and allocate certain operational risks through indemnity provisions.

Stockholders Agreement

        In September 2012, we entered into an amended and restated stockholders agreement with Maju, Senja, CHK and other stockholders party thereto, as amended in November 2012, April 2014, June 2015, November 2015 and September 2016. The amended and restated stockholders agreement contained agreements among our stockholders regarding, among other things, transfer restrictions, tag along rights, drag along rights, right of first offer, preemptive rights and director nomination and information rights. Prior to completion of our initial public offering in February 2018, the amended and restated stockholders agreement was terminated.

Investors' Rights Agreements

        On February 1, 2018, the Company entered into the Maju and CHK Investors' Rights Agreement with Maju and CHK, pursuant to which the Company is required to take all necessary action for individuals designated by Maju and CHK to be included in the slate of nominees recommended by the board of directors for election by our stockholders. Under the Maju and CHK Investors' Rights Agreement, each of Maju and CHK have the right to nominate (1) two directors so long as it beneficially owns at least 15% of our then-outstanding shares of capital stock or (2) one director so long as it beneficially owns at least 5% but less than 15% of our then-outstanding shares of capital stock. The Maju and CHK Investors' Rights Agreement also provides that so long as Maju or CHK beneficially owns at least 5% of our then-outstanding shares of capital stock, it may elect to designate one non-voting observer to attend all meetings of the board of directors and committees of the board of directors. The Maju and CHK Investors' Rights Agreement also provides Maju or CHK with certain information rights for so long as it beneficially owns at least 5% of our then-outstanding shares of common stock. Each of Maju and CHK have agreed to take all reasonable actions, including voting or providing a consent or proxy, to ensure the election of their respective nominees and other terms of the Maju and CHK Investors' Rights Agreement.

        Under the Maju and CHK Investors' Rights Agreement, Maju and CHK may designate its nominee director to be a member of each committee, subject to compliance with applicable stock exchange requirements. The Maju and CHK Investors' Rights Agreement restricts our ability to adopt a stockholder rights plan and similar arrangements or to become subject to the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL") without the consent of Maju and CHK. The Maju and CHK Investors' Rights Agreement also grants other consent rights to Maju and CHK, including for charter and bylaw provisions inconsistent with the Maju and CHK Investors' Right Agreement.

        The Maju and CHK Investors' Rights Agreement provides that (1) we renounce any interest in any business opportunities of CHK and Maju, their affiliates and directors nominated by them, and that none of the foregoing have any obligation to offer or present us those opportunities or any related information or to use any information regarding other or competing business for us, (2) we acknowledge our prior and future agreements and transactions with CHK and its affiliates, and (3) we waive any claims or recourse relating to the foregoing matters.

        On February 1, 2018, the Company entered into the Senja and Hampton Investors' Rights Agreement with Senja and Hampton, pursuant to which the Company is required to take all necessary action for the individual collectively designated by Senja and Hampton to be included in the slate of nominees recommended by the board of directors for election by our stockholders. Under the Senja and Hampton Investors' Rights Agreement, Senja and Hampton have the right to nominate one director so long as they collectively with their affiliates own at least 5% of our then-outstanding shares of capital stock. The Senja and Hampton Investors' Rights Agreement also provides that so long as Senja and Hampton collectively with their affiliates own at least 5% of our then-outstanding shares of capital stock, they may elect to designate one non-voting observer to attend all meetings of the board of directors and committees of the board of directors. The Senja and Hampton Investors' Rights Agreement also provides Senja and Hampton with certain information rights for so long as they collectively with their affiliates own at least 5% of our then-outstanding shares of capital stock. The Senja and Hampton Investors' Rights Agreement also grants other rights to Senja and Hampton, including consent rights for charter and bylaw provisions inconsistent with the Senja and Hampton Investors' Rights Agreement.

        The Senja and Hampton Investors' Rights Agreement provides that (1) we renounce any interest in any business opportunities of Senja and Hampton, their affiliates and directors nominated by them, and that none of the foregoing shall have any obligation to offer or present us those opportunities or any related information or to use any information regarding other or competing business for us and (2) we waive any claims or recourse relating to the foregoing matters.

        Senja is wholly owned by RRJ Capital Master Fund I, L.P. RRJ is the general partner of RRJ Capital Master Fund I, L.P. RRJ's board of directors, which consists of Ong Tiong Sin, Ong Tiong Boon, Eddie Teh Ewe Guan, Rizal Bin Ishak and Kim Young So, exercises voting and investment power over our shares held by Senja. Mr. Ong, Senja's board designee on our board of directors is also the sole stockholder and sole director of Hampton.

Registration Rights Agreement

        On February 1, 2018, the Company entered into a registration rights agreement with Maju, CHK, Senja and Hampton (the "Registration Rights Agreement"). Under the terms of the Registration Rights Agreement, the parties may request registration, or a demand registration, of all or a portion of their common stock, or Registrable Shares (as defined in the Registration Rights Agreement), under the Securities Act. We will not be obligated to effectuate more than four demand registrations for each of Maju and CHK, and more than four demand registrations for Senja and Hampton, collectively. Any demand registration must be for an anticipated aggregate offering price of at least $50.0 million. In addition, in the event we register additional shares of common stock for sale to the public, we will be required to give notice of the registration to the parties to the Registration Rights Agreement and, subject to certain limitations, include shares of common stock held by them in the registration. The Registration Rights Agreement includes customary indemnification and contribution provisions in favor of the parties to the Registration Rights Agreement against certain losses and liabilities arising out of or based upon any filing or other disclosure made by us under the securities laws relating to such registration. We will generally pay all registration expenses in connection with our registration obligations.

DESCRIPTION OF CAPITAL STOCK

        As of the date of this prospectus, our authorized capital stock consists of 320,000,000 shares of common stock, par value $0.01 per share, and 25,000,000 shares of preferred stock, par value $0.01 per share. At November 1, 2019, there were 107,215,035 shares of common stock and no shares of preferred stock outstanding.

        The following summary of certain material provisions of our common stock and preferred stock does not purport to be complete. You should refer to our amended and restated certificate of incorporation and our amended and restated bylaws, the Registration Rights Agreement and the Investors' Rights Agreements, which are included as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the DGCL.

Common Stock

        Please see our registration statement on Form S-1 (File No. 333-215998) filed on February 10, 2017 (together with any amendments thereof and the other documents incorporated by reference therein), which is incorporated by reference herein, for a description of our common stock.

Preferred Stock

        Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then-outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any shares of preferred stock.

Registration Rights

        Under the terms of the Registration Rights Agreement, the parties may demand registration of their Registrable Shares (as defined in the Registration Rights Agreement) under the Securities Act. We will not be obligated to effectuate more than four demand registrations for each of Maju and CHK, and four demand registrations for Senja and Hampton collectively. Any demand registration must be for an anticipated aggregate offering price of at least $50.0 million. In addition, in the event we register additional shares of common stock for sale to the public, we will be required to give notice of the registration to the parties to the Registration Rights Agreement and, subject to certain limitations, include shares of common stock held by them in the registration. The Registration Rights Agreement includes customary indemnification and contribution provisions in favor of the parties to the Registration Rights Agreement against certain losses and liabilities arising out of or based upon any filing or other disclosure made by us under securities laws relating to such registration. We will generally pay all registration expenses in connection with our registration obligations.

Anti-takeover Effects of Provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

        Provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

  •
  provide that our board of directors is classified into three classes of directors;

  •
  provide that stockholders may, except as set forth in the Investors' Rights Agreements, remove directors only for cause and only with the approval of holders of at least 66 2/3% of our then-outstanding capital stock;

  •
  provide that the authorized number of directors may be changed only by resolution of the board of directors;

  •
  provide that all vacancies, including newly created directorships, may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum, except, at any time Maju, CHK, Senja and Hampton have the right to nominate a director under their respective Investors' Rights Agreement, any vacancy resulting from the death, disability, retirement, resignation or removal of a director nominated by these stockholders will be filled by the applicable nominating stockholder;

  •
  provide that our stockholders may not take action by written consent, and may only take action at annual or special meetings of our stockholders;

  •
  provide that stockholders, other than Maju, CHK, Senja and Hampton, seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder's notice;

  •
  restrict the forum for certain litigation against us to Delaware;

  •
  not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election);

  •
  provide that special meetings of our stockholders may be called only by (1) the Chairman of the board of directors, (2) our Chief Executive Officer, (3) the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors or (4) stockholders with at least 25% of our then-outstanding capital stock;

  •
  provide that, except as set forth in the Investors' Rights Agreements, stockholders may amend our amended and restated bylaws only upon receiving at least 66 2/3% of the votes entitled to be cast by holders of all outstanding shares then entitled to vote generally in the election of directors, voting together as a single class; and

  •
  provide that, except as set forth in the Investors' Rights Agreement, certain provisions of our amended and restated certificate of incorporation may only be amended upon receiving at least 66 2/3% of the votes entitled to be cast by holders of all outstanding shares then entitled to vote, voting together as a single class.

        Further, we have expressly opted out of Section 203 of the DGCL. However, our amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain "business combinations" with any "interested stockholder" for a three-year period following the time that the stockholder became an interested stockholder, unless:

  •
  prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

  •
  at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66 2/3% of our outstanding voting stock that is not owned by the interested stockholder.

        Generally, a "business combination" includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with that person's affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock. For purposes of this section only, "voting stock" has the meaning given to it in Section 203 of the DGCL. Our amended and restated certificate of incorporation provides that Maju and CHK and their affiliates and any of their direct or indirect transferees and any group as to which such persons are a party, do not constitute "interested stockholders" for purposes of this provision.

        Under certain circumstances, this provision will make it more difficult for a person who would be an "interested stockholder" to effect various business combinations with the Company for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Choice of Forum

        Unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be, to the fullest extent permitted by law, the sole and exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees to us or to our stockholders; any action asserting a claim against us arising pursuant to the DGCL or our amended and restated certificate of incorporation or our amended and restated bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or any action asserting a claim against us that is governed by the internal affairs doctrine.

Transfer Agent and Registrar

        The transfer agent and registrar of our common stock is American Stock Transfer & Trust Company, LLC.

Listing

        Our common stock trades on the New York Stock Exchange under the ticker symbol "FTSI."

PLAN OF DISTRIBUTION

        We are registering 76,396,159 shares of our common stock to permit the resale of these shares by the selling stockholders from time to time after the date of this prospectus. As of the date of this prospectus, we have not been advised by the selling stockholders as to any plan of distribution. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders, or their permitted transferees, may offer and sell all or a portion of the common stock covered by this prospectus from time to time, in one or more or any combination of the following transactions:

  •
  on the New York Stock Exchange, in the over-the-counter market or on any other national securities exchange on which our securities are listed;

  •
  in privately negotiated transactions;

  •
  in underwritten transactions;

  •
  in a block trade in which a broker-dealer will attempt to sell the offered shares of common stock as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;

  •
  through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

  •
  in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  •
  through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise, relating to the shares of common stock offered by this prospectus;

  •
  in short sales of the offered shares of common stock entered into after the effective date of the registration statement of which this prospectus is a part; or

  •
  through any other method permitted pursuant to applicable law.

        The selling stockholders may sell the shares of common stock at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. As such, the offering price of the common stock may be higher or lower than the market price of our common stock on the New York Stock Exchange or any other exchange or market.

        The selling stockholders may also sell our common stock short and deliver the common stock to close out their short positions or loan or pledge the common stock to broker-dealers that in turn may sell the common stock. The shares of common stock may be sold directly or through broker-dealers acting as principal or agent or pursuant to distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholders may also enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of the common stock offered by this prospectus, which common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemental or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchases of the offered common stock for whom they may act as agents. In addition, underwriters may sell the common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholders and any underwriters, dealers or agents participating in a distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the common stock realized by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting discounts commissions under the Securities Act.

        The selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the sale of the shares of common stock, including liabilities under the Securities Act. The selling stockholders have advised us that they have not entered into any such agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their common stock; provided, however, upon our notification by a selling stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of the common stock, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including: the name of the selling stockholder; the number of shares of common stock being offered; the terms of the offering; the names of the participating underwriters, broker-dealers or agents; any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers; the public offering price; and other material terms of the offering.

        The selling stockholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of the common stock in the market and to the activities of the selling stockholders. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities for the particular common stock being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities for the common stock.

        To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the common stock under this prospectus, the selling stockholders may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if applicable, or pursuant to other available exemptions from the registration requirements of the Securities Act.

 LEGAL MATTERS

        Winston & Strawn LLP, Dallas, Texas, will pass upon the validity of the common stock being offered by this prospectus.

EXPERTS

        The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in auditing and accounting.

 WHERE YOU CAN FIND MORE INFORMATION

        The Company files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The Securities and Exchange Commission maintains a website that contains reports, proxy statements and other information about issuers, like us, who file electronically with the Securities and Exchange Commission. The address of that website is www.sec.gov. Unless specifically listed under "Incorporation of Certain Documents by Reference" below, the information contained on the Securities and Exchange Commission's website is not a part of and is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus. We maintain a website at https://www.ftsi.com. You should not consider information on our website to be part of this prospectus.

        We have filed with the Securities and Exchange Commission a registration statement on Form S-3, of which this prospectus is part, and related exhibits under the Securities Act. The registration statement contains additional relevant information about us and the shares of common stock. The rules and regulations of the Securities and Exchange Commission allow us to omit certain information included in the registration statement from this prospectus.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Securities and Exchange Commission allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document.

        This prospectus incorporates by reference the documents listed below that we have filed with the Securities and Exchange Commission but have not been included or delivered with this prospectus. These documents contain important information about us and our business, prospects and financial condition:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Securities and Exchange Commission on February 28, 2019;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019, and September 30, 2019, filed with the Securities and Exchange Commission on May 9, 2019, July 31, 2019, and November 5, 2019, respectively;

  •
  our Current Reports on Form 8-K, filed with the Securities and Exchange Commission on May 22, 2019 and September 26, 2019;

  •
  the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 from our Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 3, 2019; and

  •
  the description of our common stock contained in our registration statement on Form 8-A, filed with the Securities and Exchange Commission on February 2, 2018, and any amendment or report filed for the purpose of updating such description.

        We also incorporate by reference any future filings we make with the Securities and Exchange Commission under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after to the date of this prospectus until this offering of shares of common stock terminates. These additional documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than information furnished and not filed by us under any item of any current report on Form 8-K, including the related exhibits, which is deemed not to be incorporated by reference in this prospectus), as well as proxy statements (other than information identified in them as not incorporated by reference). You should review these filings as they may disclose changes in our business, prospects, financial condition or other affairs after the date of this prospectus. The information that we file later with the Securities and Exchange Commission under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act will automatically update and supersede previous information included or incorporated by reference in this prospectus.

        You can obtain any of the documents incorporated by reference in this prospectus from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in those documents. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Investor Relations
c/o FTS International, Inc.
777 Main Street, Suite 2900
Fort Worth, Texas 76102
(817) 862-2000

FTS INTERNATIONAL, INC.

76,396,159 Shares of Common Stock

PROSPECTUS

                        , 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the fees and expenses payable by us in connection with the resale of the shares of common stock being registered hereby.

Securities and Exchange Commission registration fee		$14,180.20
Accountants' fees and expenses			*
Legal fees and expenses			*
Printing fees and expenses			*
Miscellaneous			*

Total	$		*

*
These fees are not presently known and cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

        We are incorporated under the laws of the State of Delaware. Section 145 of the DGCL provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director has actually and reasonably incurred. Our amended and restated certificate of incorporation provides for the indemnification of our directors and officers to the fullest extent permitted under the DGCL.

        Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

  •
  transaction from which the director derives an improper personal benefit;

  •
  act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

  •
  unlawful payment of dividends, unlawful stock purchase or redemption of shares; or

  •
  breach of a director's duty of loyalty to the corporation or its stockholders.

        Our amended and restated certificate of incorporation includes such provisions. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

        Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

        We have entered, and intend to continue to enter, into indemnification agreements with each of our directors and officers, a form of which is attached to this registration statement as an exhibit. These agreements require us to indemnify such persons to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

        We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.    Exhibits and Financial Schedules.

        A list of exhibits included as part of this registration statement is set forth in the Exhibit Index, which is incorporated herein by reference.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

          (1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   that, for the purpose of determining liability under the Securities Act to any purchaser: (i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   that, for purposes of determining any liability under the Securities Act, each filing of registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6)   insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number		Description
1.1	***	Form of Underwriting Agreement.

4.1	*	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Form 10-K filed on February 28, 2019).

4.2	*	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Form 10-K filed on February 28, 2019).

4.3	*	Indenture, dated as of April 16, 2014, among FTS International, Inc., as issuer, the guarantors named therein and U.S. Bank National Association, as collateral agent and trustee (incorporated by reference to Exhibit 4.1 to the Form 10-K filed on February 28, 2019)

4.4	*	Registration Rights Agreement (incorporated by reference to Exhibit 4.2 to the Form 10-K filed on February 28, 2019).

4.5	*	Investors' Rights Agreement by and among FTS International, Inc., Maju Investments (Mauritius) Pte Ltd and CHK Energy Holdings, Inc. (incorporated by reference to Exhibit 4.3 to the Form 10-K filed on February 28, 2019)

4.6	*	Investors' Rights Agreement by and among FTS International, Inc., Senja Capital Ltd and Hampton Asset Holding Ltd. (incorporated by reference to Exhibit 4.4 to the Form 10-K filed on February 28, 2019)

5.1	***	Opinion of Winston & Strawn LLP.

10.1	*	Form of Indemnification Agreement between FTS International, Inc. and each of its directors and executive officers (incorporated by reference to Exhibit 10.12 to the Form 10-K filed on February 28, 2019).

10.2	*	Master Service Agreement, dated as of July 9, 2012, by and between Chesapeake Operating, Inc. and FTS International Services, LLC. (incorporated by reference to Exhibit 10.13 to the Form 10-K filed on February 28, 2019)

10.3	*	Master Commercial Agreement, dated as of December 24, 2016, by and between Chesapeake Operating, LLC and FTS International Services, LLC. (incorporated by reference to Exhibit 10.14 to the Form 10-K filed on February 28, 2019)

23.1	**	Consent of Grant Thornton LLP.

23.2	***	Consent of Winston & Strawn LLP (included in Exhibit 5.1).

24.1	**	Powers of Attorney (included on the signature pages of this registration statement).

*
Previously filed.

**
Filed herewith.

***
To be filed by amendment or as an exhibit to a document incorporated by reference herein.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on November 8, 2019.

FTS INTERNATIONAL, INC.
By:	/s/ MICHAEL J. DOSS
	Name:	Michael J. Doss
	Title:	Chief Executive Officer

 POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Doss and Lance Turner, and each of them, as his true and lawful attorney-in-fact and agent, with full and several power of substitution and re-substitution and to act without the others, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or their substitute or resubstitute, each acting alone, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL J. DOSS Michael J. Doss	Chief Executive Officer (Director and Principal Executive Officer)	November 8, 2019
/s/ LANCE TURNER Lance Turner	Chief Financial Officer and Treasurer (Principal Financial Officer and Accounting Officer)	November 8, 2019
/s/ GOH YONG SIANG Goh Yong Siang	Chairman	November 2, 2019
/s/ DOMENIC J. DELL'OSSO, JR. Domenic J. Dell'Osso, Jr.	Director	November 8, 2019
/s/ BRYAN J. LEMMERMAN Bryan J. Lemmerman	Director	November 8, 2019
/s/ ONG TIONG SIN Ong Tiong Sin	Director	November 8, 2019
/s/ BOON SIM Boon Sim	Director	November 6, 2019
/s/ MICHAEL C. JENNINGS Michael C. Jennings	Director	November 8, 2019
/s/ CAROL J. JOHNSON Carol J. Johnson	Director	November 3, 2019